UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Amendment to the ABL Credit Agreement

On November 30, 2010, Affinia Group Inc. (the “Company”) entered into the Third Amendment (the “ABL Credit Agreement Amendment”) to the ABL Credit Agreement (as amended from time to time, the “ABL Credit Agreement”) among Affinia Group Intermediate Holdings Inc. (“Parent”), the Company, certain of the Company’s U.S. subsidiaries, certain of the Company’s Canadian subsidiaries, the lenders party thereto, Bank of America, N.A., as the administrative agent, and the other agents party thereto.

Maturity. The ABL Credit Agreement Amendment extends the maturity date of the ABL Credit Agreement to November 30, 2015, subject to early termination if the Company’s senior subordinated notes which mature less than six months after such date are not refinanced, renewed or extended, or fully redeemed, fully cash defeased, paid in full or fully cash collateralized, prior to the date which is 91 days before the earlier of November 30, 2015 and the maturity date of the senior subordinated notes.

Interest Rate and Fees. Outstanding borrowings under the U.S. Facility will accrue interest at an annual rate of interest equal to (i) a base rate plus the applicable spread or (ii) a LIBOR rate plus the applicable spread. Outstanding borrowings under the Canadian Facility will accrue interest at an annual rate of interest equal to (i) the Canadian prime rate plus the applicable spread or (ii) the BA rate (the average discount rate of bankers’ acceptances as quoted on the Reuters Screen CDOR page) plus the applicable spread. We will pay a commission on letters of credit issued under the U.S. Facility at a rate equal to the applicable spread for loans based upon the LIBOR rate. The ABL Credit Agreement Amendment revises the applicable spread, as set forth below, for purposes of calculating the annual rate of interest applicable to outstanding borrowings under the U.S. Facility and the Canadian Facility. In addition, the ABL Credit Agreement Amendment eliminates the 1.50% floor formerly applicable to the LIBOR rate and the BA rate.

Level	Average Aggregate Availability	Base Rate Loans and Canadian Prime Rate Loans	LIBOR Loans and Canadian BA Rate Loans
I	≤$105,000,000	1.75%	2.75%
II	> $105,000,000 but ≤ $210,000,000	1.50%	2.50%
III	> $210,000,000	1.25%	2.25%

The ABL Credit Agreement Amendment also reduces the unused commitment fee to 0.50% per annum on the undrawn portion of the credit facility (subject to a stepdown to 0.375% in the event 50% or more of the commitments (excluding swingline loans) under the credit facility are utilized).

Covenants. The ABL Credit Agreement Amendment increases the $100 million additional unsecured indebtedness basket to $300 million and provides certain conditions to any issuance of such indebtedness in excess of $100 million. It also allows for prepayments of certain outstanding indebtedness with the proceeds of an initial public offering, if Affinia Group Holdings Inc. (“Holdings”) undertakes an initial public offering, and permits the merger of Parent with and into Holdings upon satisfaction of certain preconditions to such merger.

The ABL Credit Agreement Amendment also amends the covenants with respect to: making certain dividends, distributions, restricted payments and investments; extending, renewing and refinancing certain existing indebtedness; amending certain material documents; and issuing and disposing of certain equity interests.

In addition, the ABL Credit Agreement Amendment reduces the availability threshold amount such that, if availability under the ABL Credit Agreement is less than the greater of 12.5% of the total revolving loan commitments and $39.5 million (previously, 15% and $47.25 million, respectively), the Company will be required to maintain a fixed charge coverage ratio of at least 1.10x measured for the last twelve-month period.

Cash Dominion. The ABL Credit Agreement Amendment also reduces the dominion threshold to the greater of 15% of the total revolving loan commitments and $47.5 million (previously, 20% and $63 million, respectively). If availability is less than the dominion threshold, amounts in any of the Company’s and the guarantors’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the administrative agent and applied to reduce the outstanding amounts under the ABL Credit Agreement.

The description of the ABL Credit Agreement Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the ABL Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the agents and lenders under the ABL Credit Agreement and their affiliates have, from time to time, provided investment banking and financial advisory services to the Company, the Parent and their affiliates for which they have received customary fees and commissions. They may provide these services from time to time in the future.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements Of Certain Officers.

On December 2, 2010, Mr. Michael F. Finley resigned from the Board of Directors of the Parent effective March 1, 2011. Mr. Finley did not resign as the result of any disagreement with the Parent.

On December 2, 2010, the Board of Directors of the Parent elected Mr. William M. Lasky and Mr. James S. McElya each as a director, effective January 1, 2011. Mr. Laskey and Mr. McElya were appointed as members of the Audit Committee and Compensation Committee, respectively, effective January 1, 2011.

On December 2, 2010, the Board of Directors of Holdings, the direct parent of Parent, approved an amendment to the Affinia Group Holdings Inc. 2005 Stock Incentive Plan to increase the aggregate number of shares of Holdings common stock available for issuance under the plan from 300,000 to 350,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amendment to the ABL Credit Agreement, dated November 30, 2010, among Parent, the Company, certain of the Company’s U.S. subsidiaries, certain of the Company’s Canadian subsidiaries, the lenders party thereto, Bank of America, N.A., as the administrative agent and the other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: December 6, 2010	/S/ STEVEN E. KELLER
Steven E. Keller
General Counsel

EXHIBIT INDEX

Exhibit 10.1	Third Amendment to the ABL Credit Agreement, dated November 30, 2010, among Parent, the Company, certain of the Company’s U.S. subsidiaries, certain of the Company’s Canadian subsidiaries, the lenders party thereto, Bank of America, N.A., as the administrative agent and the other agents party thereto.